DAVID'S BRIDAL, INC.

                             2000 EMPLOYEE STOCK OPTION PLAN


      The purpose of the David's Bridal, Inc. 2000 Employee Stock Option Plan (the "Plan") is to provide designated employees of David's Bridal, Inc. (the "Company") and its subsidiaries who are not officers of the Company with the opportunity to receive grants of nonqualified stock options. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company's shareholders, and will align the economic interests of the participants with those of the shareholders.

1.   Administration

      (a) The Plan shall be administered by the Board of Directors of the Company (the Board") or by a committee appointed by the Board (the Board or committee authorized to administer the Plan is referred to as the "Committee"). Notwithstanding anything in the Plan to the contrary, all actions of the Committee hereunder shall be subject to ratification by the Board.

      (b)      Committee Authority.  The Committee shall have the authority to
(i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the size and terms of the grants to be made to each such individual,
(iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability and (iv) deal with any other matters arising under the Plan. All actions of the Committee hereunder shall be subject to ratification by the Board.

      (c) Committee Determinations. The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals. All actions of the Committee hereunder shall be subject to ratification by the Board.

2.      Grants

	Awards under the Plan shall consist of grants of nonqualified stock options as described in Section 5 (referred to as "Options" or "Grants"). All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument or an amendment to the grant instrument (the "Grant Instrument"). The Committee shall approve the form and provisions of each Grant Instrument.

3.      Shares Subject to the Plan

      (a) Shares Authorized. Subject to adjustment as described below, the aggregate number of shares of common stock of the Company
("Company Stock") that may be issued or transferred under the Plan is 175,000 shares. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, the shares subject to such Grants shall again be available for purposes of the Plan.

      (b) Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares,
(ii) by reason of a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company's payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Grants, the number of shares covered by outstanding Grants, the kind of shares issued under the Plan, and the price per share of such Grants shall be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.

4.      Eligibility for Participation

      (a) Eligible Persons. All employees of the Company and its subsidiaries who are not officers of the Company ("Employees") shall be eligible to participate in the Plan.


      (b) Selection of Grantees. The Committee shall select the Employees to receive Grants and shall determine the number of shares of Company Stock subject to a particular Grant in such manner as the Committee determines. Employees who receive Grants under this Plan shall hereinafter be referred to as "Grantees."

5.      Granting of Options

      (a) Number of Shares. The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees.

      (b)      Type of Option and Price.

             (i) Options under the Plan shall be nonqualified stock options, which are not intended to qualify as "incentive stock options" within the meaning of section 422 of the Internal Revenue Code of 1986, as amended
(the "Code").

             (ii) The purchase price (the "Exercise Price") of Company Stock subject to an Option shall be determined by the Committee and may be equal to, greater than, or less than the Fair Market Value (as defined below) of a share of Company Stock on the date the Option is granted.

             (iii) If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or "bid" or "asked" quotations as set forth below, the Fair Market Value per share shall be as determined by the Committee. If the Company Stock is publicly traded, then the Fair Market Value per share shall be determined as follows: (x) if the principal trading market for the Company Stock is a national securities exchange or the Nasdaq National Market, the last reported sale price thereof on the relevant date or, if there were no trades on that date, the latest preceding date upon which a sale was reported, or (y) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported "bid" and "asked" prices of Company
Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines.

      (c) Option Term. The Committee shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant.

      (d) Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.



      (e)      Termination of Employment, Disability or Death.

                (i) Except as provided below, an Option may only be exercised while the Grantee is employed by, or providing service to, the Company as an Employee, Key Advisor or member of the Board. In the event that a Grantee ceases to be employed by, or provide service to, the Company for any reason other than Disability, Retirement, death, or termination for Cause, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days after the date on which the Grantee ceases to be employed by, or provide service to, the Company (or within such other longer or shorter period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Unless otherwise specified by the Committee, any of the Grantee's Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Company shall terminate as of such date.

                (ii) In the event the Grantee ceases to be employed by, or provide service to, the Company on account of a termination for Cause, any Option held by the Grantee shall terminate as of the date the Grantee ceases to be employed by, or provide service to, the Company.

                (iii) In the event the Grantee ceases to be employed by, or provide service to, the Company because the Grantee is Disabled or on account of Retirement, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within six months after the date on which the Grantee ceases to be employed by, or provide service to, the Company (or within such other longer or shorter period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Unless otherwise specified by the Committee, any of the Grantee's Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Company shall terminate as of such date.

                (iv) If the Grantee dies while employed by, or providing service to, the Company or within 90 days after the date on which the Grantee ceases to be employed or provide service on account of a termination of employment or service specified in Section 5(e)(i) above (or within such other longer or shorter period of time as may be specified by the Committee), any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within six months after the date on which the Grantee ceases to be employed by, or provide service to, the Company (or within such other longer or shorter period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Unless otherwise specified by the Committee, any of the Grantee's Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Company shall terminate as of such date.


                (v) In addition, if the Grantee breaches any non-competition agreement in effect with the Company, all of the Grantee's outstanding Options shall immediately terminate, and the Company may require that the Grantee pay to the Company (in Company Stock or cash) an amount equal to any Option gain arising from the exercise of Options during the period described below. The forfeiture period is the period beginning on the date that is 90 days before the Grantee's termination of employment or service with the Company and ending one year after such termination. The Option gain is the amount by which the Fair Market Value of the Company Stock on the date of the Committee's determination (or the date of any earlier sale or other disposition of the Company Stock covered by the Option, if greater) exceeds the Exercise Price of the Option.

                (vi)  For purposes of this Section 5(e):

                      (A) "Cause" shall mean (i) any act of fraud, intentional misrepresentation, embezzlement or theft, (ii) conviction of a felony, or (iii) unauthorized disclosure of trade secrets or confidential information of the Company, as determined by the Committee. In the event a Grantee's employment or service is terminated for Cause, in addition to the immediate termination of all Options, the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such shares.

           (B) The term "Company" shall mean the Company and its parent and subsidiary corporations.

        	           (C) "Disability" shall mean a Grantee's becoming disabled
within the meaning of the Company's long-term disability plan applicable to the Grantee, or if there is none, within the meaning of section 22(e)(3) of the
Code.

                      (D) "Employed by, or provide service to, the Company" shall mean employment as an Employee or the provision of services to the Company as a key advisor or member of the Board (so that, for purposes of exercising Options, a Grantee shall not be considered to have terminated employment or ceased to provide service until the Grantee ceases to be an Employee, key advisor and member of the Board), unless the Grant Instrument provides otherwise.

                      (E) The term "Retirement" shall mean the Grantee's retirement from employment with the Company at or after age 65, or such other age as the Committee may determine.

      (f) Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company with payment of the Exercise Price. The Grantee shall pay the Exercise Price for an Option by such method as the Committee shall approve from the following methods: (i) in cash, (ii) by delivering shares of Company Stock owned by the Grantee (including Company Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the Exercise Price, or (iii) by such other method as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board.
Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. The Grantee shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 6) at the time of exercise.

6.      Withholding of Taxes

      (a) Required Withholding. All Grants under the Plan shall be made subject to any applicable federal (including FICA), state and local tax withholding requirements. The Company shall have the right to deduct from wages paid to the Grantee any federal, state or local taxes required by law to be withheld with respect to Grants, or the Company may require the Grantee or other person receiving such shares to pay to the Company the amount of any such taxes that the Company is required to withhold.

      (b) Election to Withhold Shares. Subject to Committee consent, a Grantee may elect to satisfy the Company's income tax withholding obligation with respect to an Option by having shares withheld up to an amount that does not exceed the Grantee's minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and shall be subject to the prior approval of the Committee.

7.      Transferability of Grants

      (a) Nontransferability of Grants. Except as provided below, only the Grantee or his or her authorized representative may exercise rights under a Grant. A Grantee may not transfer those rights except by will or by the laws of descent and distribution or, if permitted in any specific case by the Committee, pursuant to a domestic relations order. When a Grantee dies, the representative or other person entitled to succeed to the rights of the Grantee ("Successor Grantee") may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee's will or under the applicable laws of descent and distribution.

      (b) Transfer of Options. Notwithstanding the foregoing, the Committee may permit a Grantee to transfer Options to family members of the Grantee or to one or more trusts or other entities for the benefit of or owned by such family members, provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms as were applicable to the Option before the transfer.

8.      Change of Control of the Company

   As used herein, a "Change of Control" shall be deemed to have occurred if:

      (a) After the effective date of the Plan, any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 25% of the voting power of the then outstanding securities of the Company;

      (b) The shareholders of the Company approve (or, if shareholder approval is not required, the Board approves) an agreement providing for (i) the merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors and where, immediately after the merger or consolidation, persons who were directors of the Company immediately before the merger or consolidation do not constitute a majority of the board of directors of the surviving corporation, (ii) a sale or other disposition of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company;

      (c) Any person has commenced a tender offer or exchange offer for 25% or more of the voting power of the then outstanding shares of the Company; or

      (d) After the effective date of this Plan, directors are elected such that a majority of the members of the Board shall have been members of the Board for less than two years, unless the election or nomination for election of each new director who was not a director at the beginning of such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

9.      Consequences of a Change of Control

      (a) Notice and Acceleration. Upon a Change of Control, except as provided in subsection (b) below, unless the Committee determines otherwise, (i) the Company shall provide each Grantee with outstanding
Grants written notice of such Change of Control, (ii) all outstanding Options shall automatically accelerate and become fully exercisable and (iii) the restrictions and conditions on all outstanding Restricted Stock shall immediately lapse.

      (b) Assumption of Grants. Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options that are not exercised shall be assumed by, or replaced with comparable options by, the surviving corporation and such Options shall not become fully exercisable upon the Change of Control. Any replacement options shall entitle the Grantee to receive the same amount and type of securities as the Grantee would have received as a result of the Change of Control had the Grantee exercised the Options immediately prior to the Change of Control.

      (c) Surrender of Options. Notwithstanding the foregoing, subject to subsection below, in the event of a Change of Control, the Committee may require that Grantees surrender their outstanding Options in exchange for a payment by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market
Value of the shares of Company Stock subject to the Grantee's unexercised Options exceeds the Exercise Price of the Options. Such surrender shall take place as of the date of the Change of Control or such other date as the Committee may specify.

      (d) Limitations. Notwithstanding anything in the Plan to the contrary, in the event of a Change of Control, the Committee shall not have the right to take any actions described in the Plan (including without limitation actions described in Subsection (c) above) that would make the Change of Control ineligible for pooling of interests accounting treatment or that would make the Change of Control ineligible for desired tax treatment if, in the absence of such right, the Change of Control would qualify for such treatment and the Company intends to use such treatment with respect to the Change of Control.

10.	Amendment and Termination of the Plan

      (a) Amendment. The Board may amend or terminate the Plan at any time.

      (b) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless terminated earlier by the Board or extended by the Board.

      (c) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 17(b). The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant.

      (d) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.



11.      Funding of the Plan

      This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant.

12.      Rights of Participants

      Nothing in this Plan shall entitle any Employee or other person to any claim or right to be granted a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

13.      No Fractional Shares

      No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

14.      Requirements for Issuance or Transfer of Shares

      No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend or legends be placed thereon.

15.      Headings

      Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

16.     Effective Date of the Plan

      The Plan shall be effective as of February 16, 2000.


17.      Miscellaneous

      (a) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees of the Company, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted stock grant made by such corporation. The Committee shall prescribe the provisions of the substitute grants.

      (b) Compliance with Law. The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The
Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

      (c) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Florida, without giving effect to the conflict of laws provisions thereof.